U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tsevni Real Estate Group, Inc.,
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	20-3724639 (I.R.S. Employer Identification No.)

8018 E. Santa Ana Canyon Rd. Suite 100-148, Anaheim, CA 92808
(Address of registrant's principal executive offices) (Zip Code)

(714)398-8004
(Registrant's Telephone Number, Including Area Code)

Gerda Shupe
8018 E. Santa Ana Canyon Road #100-148, Anaheim, CA 92808
Tel: (714)398-8004
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Deron M. Colby, Esq.
Abrams Garfinkel Margolis Bergson, LLP
4100 Newport Place, Suite 830, Newport Beach, CA 92660
Tel: (949)250-8655 / Fax: (949)250-8656

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

	CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	641,500 (1)	$0.10	$64,150	$6.86
Common Stock, $.001 par value	641,500	$0.15	$96,225(2)	$10.30
Total	1,283,000	---	$160,375	$17.16
(1)
Represents shares offered by selling shareholders. The offering price of $0.10 per share for the selling shareholder was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

(2)	Represents proceeds from sale of shares of common stock underlying warrants and assumes all warrants are exercised. The offering price of $0.15 represents the exercise price of the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
Tsevni Real Estate Group, Inc.,
a Nevada corporation

1,283,000 Shares of Common Stock
This prospectus relates to a total of 641,500 shares of common stock of Tsevni Real Estate Group, Inc., which are issued and outstanding shares of our common stock, and 641,500 shares of common stock underlying warrants to purchase shares of our common stock at $0.15 per share, all of which were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling security holders will offer and sell the shares of our common stock at $0.10 per share, making the aggregate offering price to the public approximately $64,150 if all the shares are sold.

Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The selling security holders will sell those 641,500 shares of our issued and outstanding common stock at a price of $0.10 per share until and unless the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Title of securities to be offered	Number of offered shares	Offering price per share	Proceeds
Common Stock	641,500	$0.10	$64,150(1)
Common Stock Underlying Warrants	641,500	$0.15	$96,225(2)
Total	1,283,000	---	$96,225(2)
(1) We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.
(2) We will receive proceeds of approximately $96,225 if all of the outstanding warrants to purchase shares of our common stock are exercised.

See “Risk Factors” on Pages 5 to 9 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is __________.
Subject to completion.

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:
We are an asset management company primarily engaged in the acquisition, servicing and resolution of performing, sub-performing and non-performing residential, commercial, and land mortgage loans and residential, commercial and land real estate. We intend for our portfolio to consist primarily of non-conforming sub-prime assets.  We seek to purchase mortgage loans at a discount relative to the aggregate unpaid principal balance of the loans.  We also seek to acquire real estate in foreclosure or otherwise at a discount relative to the appraised value of that asset.  From time to time, we may elect to sell off a percentage of any particular asset pool for a profit to smaller individual purchasers.

We purchase and sell performing and non-performing notes or real estate loans and distressed properties, which we hope to sell at a profit to us. Our goal is to become a full service business with the ability to respond to the individual needs of various commercial financial institutions in the loan portfolio sales market, including dwellings, trust deeds, vacant land, and other real estate-related assets.  Our business strategy includes minimizing our level of exposure while maximizing profits. To date, we have only conducted a few transactions and currently hold only one note. As we expand our business, however, we intend to work with lending institutions to lower their debt ratio, a factor which we believe is vital to their success, by acquiring non-performing assets and charged-off loans.

Our state of organization:	We were incorporated in Nevada on June 30, 2005.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus. We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement	Nine months Ended March 31, 2007	Year Ending June 30, 2006
	$	$
Net Revenue	177,254	57,000
Cost of Revenue	153,000	50,000
Gross Profit	24,254	7,000
General and Administrative Expenses	34,484	17,113
Net Income (Loss)	(11,030)	(10,113)
Net Income Per Share	(0.00)	(0.01)

Balance Sheet	March 31, 2007	June 30, 2006
	$	$
Total Assets	132,754	75,145
Total Liabilities	29,747	19,958
Shareholders' Equity	103,007	55,187

Number of shares being offered:
The selling security holders wish to sell 641,500 shares of our issued and outstanding common stock. The selling security holders will sell at a price of $0.10 per share until and unless the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders also wish to sell up to 641,500 shares of common stock that may be issuable and which underlie the warrants we have issued and outstanding.

Estimated use of proceeds:
We will not receive any of the proceeds from the sale of those shares of our common stock being offered by the selling security holders. However, we anticipate that the proceeds from the exercise of warrants would be approximately $96,225, assuming all the warrants are exercised. We intend to use these proceeds for purchasing additional distressed properties and for paying operating expenses.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

We are a new company with losses since our formation. We anticipate that we will lose money in the foreseeable future and we may not be able to achieve profitable operations.We were incorporated on June 30, 2005 in Nevada.  We have a brief operating history. Since our incorporation we have focused on commencing operations and developing our business plan.  To date, we have sold only two non-performing notes and have two more ready to sell, and only purchased and sold one portfolio containing two distressed properties.  We will encounter difficulties as an early stage company in the rapidly evolving and highly competitive real estate loan resale and real estate portfolio resale industry.

As of March 31, 2007, we incurred net losses of $11,030. We expect to incur net losses for the foreseeable future. Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market, fostering critical relationships and identifying profitable portfolios. To implement our business plan, we will be required to obtain additional financing. We cannot guaranty that such additional financing will be available.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage real estate companies. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We cannot guaranty that we will be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

If we are not able manage our internal resources our business will fail. Because the primary costs associated with our business model is the overhead needed to manage our property and loan portfolios and maximize profits that may be realized through that management, we must manage our internal resources to operate profitably and succeed. If we do not accurately predict costs for third party service providers (appraisers, agents, etc.) that are necessary for our business model and the expenses exceed the profit margin, then we will not be able to operate profitably and our business will fail.

Our development and growth depends on our ability to establish relationships with sources of loan sellers and purchasers, and with sources for real estate portfolios and properly assess the value of those loans or real estate portfolios before reselling those loans or real estate portfolios.  If we are not able to cultivate these relationships and assess values accurately, our business will fail.We will primarily rely on our management’s expertise in the relevant industries to conduct and develop our business. Our success and growth will depend on our ability to establish relationships with financial institutions, investment pools, and individual investor groups with non-performing or deeply discounted asset portfolios. Ultimately, in order to operate profitably, we need to be able to sell a portion of our loans or real estate portfolios for higher than the purchase price, but, still at below market value.  Our strategy is to:

•	Purchase trust deeds at discounts;
•	Consummate below-market purchases of multi-family dwellings in growing areas;
•	Purchase low-performing and non-performing portfolios from banks, financial institutions, and other servicers;
•	Collect on deficiency judgments;
•	Re-establish relationships with current homeowners for beneficial negotiations; and
•	Outsource servicing.

If we are not able to establish and develop the necessary contacts in the relevant industries, accurately assess the value of loans or real estate portfolios and then purchase and sell those loans or real estate portfolios in a way that generates positive cash flow, then our business will suffer, we will not be able to operate profitably and investors may lose their investment.

We have a short operating history upon which an evaluation of our prospects can be made, which makes our operating results difficult to predict. We were incorporated on June 30, 2005. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered in the real estate industry. To date, we have sold only two non-performing notes and have a third ready to sell, and only purchased and sold one portfolio containing two distressed properties. Our current activity level is not sufficient to grow our business as we plan. Our continued development will depend on our ability to raise additional funds and identify profitable deals, all of which involves significant risks, which our combination of experience, knowledge and careful evaluation may not be able to overcome. These risks and difficulties include, but are not limited to:

•	An unproven business model;
•	Negative net cash flow; and
•	High capital expenditures.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of these risks could harm our ability to earn revenues. We cannot guaranty that unanticipated problems will not occur which would result in material delays in our operations. We cannot guaranty that we will be able to achieve profitable operations.

We face substantial competition which could adversely affect our growth and operating results. We operate in a competitive market and face intense competition from other similar businesses both in purchasing loans and real estate portfolios and selling off those loans or portions of those real estate portfolios in accordance with our business model. With the nationwide growth in real estate transactions, many small, medium and large companies have entered our market. Many of these competitors have been in business for many years, are significantly larger, have established customer bases, have greater financial resources and are able to offer certain services that we are not able to offer. If we are not able to successfully compete with our competitors, we may be forced to cease operations, resulting in a liquidation of our assets.

Changes in interest rates and economic conditions could affect our ability to operate profitably. Our ability to purchase and sell distressed properties and loan portfolios depends to a great extent on the ability of loan customers and homeowners to keep current on loan payments, particularly if interest rates on adjustable loan products are raised. These rates are highly sensitive to many factors that are beyond our control, including general economic conditions and the policies of various governmental and regulatory agencies. Changes in monetary policy, including changes in interest rates, will influence the origination of loans, the prepayment speed of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits or other sources of funding. Our financial success will also be sensitive to adverse changes in general economic conditions in the markets and/or regions in which our business will be conducted. Specifically, property values and overdevelopment could indicate that fewer potential uses or greater and less expensive options may be available to our prospective redeveloped real estate buyers. Such changing conditions could reduce our profitability.

A trend toward declining property values may harm our ability to operate profitably, since we depend on selling properties at a higher price than that at which we purchased; if property prices are generally declining, realizing a profit on sales will inherently be more difficult and threaten our ability to stay in business and provide a return to our investors.  Our investments are subject to varying degrees of risk generally incident to the ownership of real property. Real estate values and income from any current properties may be harmed by downward trends in national or local economic conditions and neighborhood characteristics, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes and other natural disasters which may result in uninsured losses, acts of war, adverse changes in zoning laws and other factors which are beyond our control. Since our business model depends on selling properties at higher prices than those at which we purchased the properties, declining sales price trends may make our business model unprofitable. If we are unable to operate profitably, we will have to cease operations and investors may lose their entire investment.

Since real estate investments are illiquid and may be difficult to sell when we choose, we may not be able to resell properties at a profit, which might eventually force us to cease operations and investors may lose their investment in us. Real estate investments are relatively illiquid. Our ability to vary our ownership of real estate property in response to changes in economic and other conditions is limited. If we must sell an investment, there can be no assurance that we will be able to dispose of it in the time period we desire or that the sales price of any investment will recoup the amount of our investment.  We depend on profiting from such sales to operate, and if we are unable to do so, our business will fail and investors may lose their entire investment in us.

Because we are initially focusing our operations in California, we could be more harmed by economic downturns in our market area than our larger competitors that are more geographically diverse. Our current primary market area consists of certain areas in California. However, broad geographic diversification is not currently part of our operational focus, at least for the foreseeable future. As a result, if our limited market area suffers economic downturns, our business and financial condition may be more severely affected by such circumstances. Our larger competitors serve more geographically diverse market areas, parts of which may not be affected by the same economic conditions that may exist in our limited market areas. Among these competitors are companies such as LendTrade, First Financial Network, Capital Finance and Worldwide Loan Acquisitions, for example.

In the future, our need to comply with extensive, complex and expensive government regulation could harm our business. Although we believe we are not required to comply with regulations covering the banking industry and real estate sales industry, changes in the law could subject us to extensive regulation by state and federal banking authorities. These regulations could affect our operations, including portfolio purchase and sales practices, capital structure, investment practices, dividend policy and many other aspects of our business. These requirements may constrain our rate of growth and changes in regulations could harm our ability to operate profitably. The burden imposed by these federal and state regulations may place us at a competitive disadvantage compared to less regulated competitors, or those institutions who currently comply with such regulations. In addition, the cost of compliance with regulatory requirements could adversely affect our ability to reduce losses or operate profitably.

In addition, because state and federal regulations change regularly and are sometimes the subject of constant legislative debate, we cannot forecast how state and federal regulation may change in the future nor the impact those changes may have on our operations. Although legislative bodies in recent years have sought to reduce the regulatory burdens with respect to the approval of specific real estate transactions, we cannot predict whether additional laws or regulations may be adopted regulating our business.

Losses may result in cases of certain types of natural occurrences which may be uninsurable, such as floods, earthquakes, fires, termite damage or other occurrences that could diminish the value of properties held in portfolios, or affect our ability to operate our business.We do not, but may be required to, maintain comprehensive liability and other business insurance of the types customarily carried by similar businesses. There are also certain types of insurance specifically related to our real estate business, such as property damage insurance. We may not obtain or be required to obtain property damage insurance on properties held in our portfolios, or insurance protecting the facilities needed to conduct our business. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, properties held in our portfolios could be severely damaged, or our office facilities and computer systems could be rendered inoperable for protracted periods of time, which would adversely affect our ability to operate and harm our financial condition. In the event of a major civil disturbance, our operations could be adversely affected. Should such an uninsured loss occur, we could lose significant revenues and financial opportunities in amounts which would not be partially or fully compensated by insurance proceeds, if we have insurance.

Our inability to obtain sufficient financing will harm our development and growth strategy. We will require substantial amounts of working capital to grow our business and we cannot guaranty that additional financing will be available. We expect to require substantial capital to fund our growth over the long term. We estimate we will need a minimum of $5M to $10M in the next 18 to 24 months to be able to compete for larger discounted portfolios. Our anticipation of the time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors. We cannot be certain that additional financing will be available to us on favorable terms thereafter when required, or at all. If we are unable to obtain sufficient additional capital when needed, we could be forced to alter our growth strategy, and delay or abandon some of our development plans. Any of these events would harm our business, financial condition and results of operation. In addition, if we raise additional funds through the issuance of equity, equity-linked or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may experience additional dilution.

If we are unable to generate cash from operations, we may need to raise additional funds in the near future, which could result in dilution to existing shareholders. We had working capital of $103,007 at March 31, 2007. From inception to date, we have been dependent on officer loans, equity or debt financings to fund our operations and working capital needs. We will likely need to raise additional capital in the near future to fund our operations and could consider various sources of additional financings. Any equity financing that we obtain may be highly dilutive to existing stockholders. Our inability to generate cash flow from operations or to find sources of funding would have an adverse impact on our ability to maintain our operations. If we issue additional shares, or if our existing stockholders exercise or convert their outstanding options, warrants, or notes, our other stockholders may find their holdings drastically diluted, which if it occurs, means that existing shareholders will own a smaller percentage of our common stock. Further, any issuance of additional securities to various persons or entities in lieu of cash payments will lead to further dilution.

Our future financial results are uncertain and our operating results may fluctuate, due to, among other things, operating overhead, consumer financial and real estate trends, seasonal fluctuations and market demand. As a result of our lack of operating history, it is difficult to accurately forecast our revenue and we have little historical financial data upon which to base planned operating expenses. We base our current and future expense levels on our operating plans and estimates of future expenses. Our expenses are dependent in large part upon expenses associated with our proposed operating expenditures and related overhead expenses, and the costs of retaining and maintaining qualified service providers to carry out needed services. Sales and operating results are difficult to forecast because they will depend on our ability to purchase and resell property and loan portfolios, changes in the economic climate based on seasonal fluctuations and consumer trends. As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause our net losses in a given quarter to be greater than expected.

Our success depends on the expertise of our management and our ability to attract and retain high quality employees and independent contractors; without effective management, our business will fail.We rely on our officers’ expertise in assessing real estate and loan portfolios, and the valuable relationships that our officers have developed through their many years in the real estate business. Our performance is substantially dependent upon the expertise of our management, Gerda Shupe and James Shupe, and our ability to continue to retain service providers to conduct our business. It may be difficult to find sufficiently qualified individuals to replace Ms. Shupe or Mr. Shupe if we were to lose any one or both of them. The loss of any of our key management personnel could harm our business, development, financial condition, and operating results. We would have difficulty operating if we are unable to retain Ms. Shupe or Mr. Shupe. We do not maintain "key person" life insurance on any of our directors or senior executive officers.

We face significant competition in the recruitment of qualified employees. We also rely heavily on the services of independent contractors for services related to conducting our business. Our business may suffer if we are unable to recruit or retain a sufficient number of qualified employees, the costs of employee compensation or benefits increase substantially or the costs of outsourcing certain tasks to third party providers increase substantially. Any one of these factors in isolation or conjunction could harm our operational results.

Our Articles of Incorporation limits the liability of our officers and directors, which may mean shareholders would have little recourse in holding our officers or directors personally responsible in the event of any breach of fiduciary duty to us or our shareholders. The Eleventh Article of our Amended Articles of Incorporation includes a provision eliminating or limiting the personal liability of our directors to Tsevni and its shareholders for damages for breach of fiduciary duty as a director. Moreover, the Nevada Revised Statutes provide for the indemnification, under certain circumstances, of officers and directors. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMMISSION REGARDING
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities resulting from violations of the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Our officers and directors are engaged in other activities that could have conflicts with our business interests, which means our business may suffer if our officers and directors do not devote sufficient time to our operations or place their interests in other endeavors above our interests.The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. Our officers and directors may engage in other activities. Our officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. We do not currently have employment contracts with our officers, nor are we able to pay them any compensation at our current and foreseeable levels of operations. Our officers and directors, however, believe that they will have sufficient time to conduct our operations and that we will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct our business. Should Ms. Shupe and Mr. Shupe decide to devote less time to our operations, our business may fail.

All decisions regarding management of our affairs will be made exclusively by our officers and directors which means that shareholders may have little recourse against our officers and directors if they do not act in our best interest and may lose their investment as a result. The only assurance that our shareholders have that our officers and directors will not abuse their discretion in making decisions with respect to our affairs and other business decisions is the fiduciary obligations and business integrity of those officers and directors. Potential purchasers of our common stock must carefully evaluate the personal experience and business performance of our officers and directors. Our officers and directors will retain independent contractors to provide services to us. Those contractors have no fiduciary duty to our shareholders and may not perform as expected. We do not maintain key person life insurance on any of our senior management.

Our management owns a substantial portion of our common stock and can influence the outcome of matters voted on by shareholders, which may not be in the best interest of minority shareholders who could lose their investment as a result.  Gerda Shupe, our president and a director, currently owns 3,000,000 shares representing 82.4% of the currently outstanding shares. James Shupe, our chief financial officer and a director, is married to Gerda and, as a result, beneficially owns the same 3,000,000 shares. Because of the percentage of stock held by Mr. and Ms. Shupe, they could influence the outcome of any matter submitted to a vote of our shareholders. We cannot assure you that the interests of Mr. and Ms. Shupe will always align precisely with the interests of the other holders of our common stock. Therefore, Mr. and Ms. Shupe could cause our company to make decisions which could be adverse to the interests of our other shareholders.

The offering price of the shares of common stock was arbitrarily determined. Therefore, investors may lose all or part of their investment if the offering price is higher than the eventual market value of the shares. The offering price of the shares of common stock being offered by the selling security holders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have a very short operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations. We hope to obtain additional revenues from future loan and real property portfolio purchases and sales, but there is no guarantee that our business model will be successful. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations. If we are unable to continue as a going concern, our investors may lose their entire investment in us.

Our common stock may be subject to penny stock regulation which may make it difficult for investors to sell their stock. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and our salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares being offered by the selling security holders.

However, we will receive the proceeds if the warrants are exercised by the selling security holders. The table below outlines our anticipated use of proceeds from the exercise of those warrants, which entitle the holder to purchase a share of our common stock at $0.15 per share:

Offered Units Sold	Offering Proceeds	Approximate Offering Expenses (1)	Total Net Offering Proceeds	Principal Uses of Net Proceeds
160,375 shares (25%)	$24,056	$10,000	$14,056	Portfolio Purchases: $12,000 Working Capital(2): $2,056
320,750 shares (50%)	$48,112	$10,000	$38,112	Portfolio Purchases: $34,000 Working Capital(2): $4,112
481,125 shares (75%)	$72,168	$10,000	$62,168	Portfolio Purchases: $55,000 Working Capital(2): $7,168
641,500 shares (100%)	$96,225	$10,000	$86,225	Portfolio Purchases: $77,000 Working Capital(2): $9,225
(1)Offering expenses include legal fees, accounting fees, postage, telephone expenses, transfer agent, printing fees and similar expenses.
(2) Working capital consists mainly of general office expenses and any administration costs.

Determination of Offering Price

Factors Used to Determine Share Price. Neither the offering price of the shares being offered by the selling security holders nor the warrant exercise price has any relationship to any established criteria of value, such as book value or earnings per share. The selling security holders will offer and sell the shares of our common stock at $0.10 per share until and unless our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

In the event that warrants held by the selling security holders are exercised, the following table sets forth the number of shares of common stock that would be purchased from us, the total consideration paid and the price per share. The table assumes all of the outstanding warrants will be exercised, which will result in the issuance of an additional 641,500 shares of our common stock.

	Shares Issued		Total Consideration		Price Per Share
	Number	Percent	Amount	Percent
Founding Shareholder(1)	3,000,000 Shares	70.0%	$60,000	27.2%	$0.02
Purchasers of Offered Units(2)	641,500 Shares	15.0%	$64,150	29.1%	$0.10
Shares Issuable upon
Exercise of Warrants	641,500 Shares	15.0%	$96,225	43.7%	$0.15
Total	4,283,000 Shares	100%	$220,375	100%
(1) Gerda Shupe, our founding shareholder was issued 3,000,000 shares of our common stock in exchange for cash of $60,000.
(2)Assumes all of the selling security holders exercise their warrants to purchase shares of our common stock.

Selling Security Holders

The shares held by our selling security holders were issued in 2006 as a result of a private placement offering. There was no general solicitation used in this offering. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares.

The following table sets forth information concerning the selling security holders including:

1.	the number of shares owned by the selling security holders prior to this offering;
2.	the total number of shares that are to be offered by the selling security holders;
3.	the total number of shares of common stock that will be owned by the selling security holders upon completion of the offering; and
4.	the percentage of common stock that will be owned by the selling security holders upon completion of the offering if all of the offered shares are sold by the selling security holders.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. The selling security holders have no position or office with us, nor any material relationship with us, except as listed below. The selling security holders are not broker-dealers or affiliates of broker-dealers to our knowledge.

Name of Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder Before the Offering*	Amount of Shares of Common Stock to be Offered by the Selling Security Holder*	Amount of Shares of Common Stock Owned by Selling Security Holder After the Offering*	Percentage of Common Stock Owned if all of the Offered Shares Are Sold*
Archambault, Pamela	6,000	6,000	0	0%
Bennett, Gordon	100,000	100,000	0	0%
Bennett, Tanya	20,000	20,000	0	0%
Comstock, Trisha	30,000	30,000	0	0%
Daniel, Paula	60,000	60,000	0	0%
DeLuna, Elizabeth**	100,000	100,000	0	0%
Downing , Steven M	100,000	100,000	0	0%
Everrett, Karen	20,000	20,000	0	0%
Flores, Claudia	10,000	10,000	0	0%
Holmes, Jodi***	10,000	10,000	0	0%
Husband, Michelle	20,000	20,000	0	0%
Jeronimus, Virginia	20,000	20,000	0	0%
Jimenez, Robyn S	65,000	65,000	0	0%
Khalife, Andre J.	20,000	20,000	0	0%
Kildahl, Marian	6,000	6,000	0	0%
Lucas, Elizabeth	100,000	100,000	0	0%
Maestas, Colleen	20,000	20,000	0	0%
Maestas, Michael	20,000	20,000	0	0%
McCarthy, Shaun	10,000	10,000	0	0%
McClure, Gary L.	6,000	6,000	0	0%
Melmet, Helena	150,000	150,000	0	0%
Morrow, Glenda	10,000	10,000	0	0%
Pirruccello, Alan	200,000	200,000	0	0%
Roebke, Kevin G.	10,000	10,000	0	0%
Scaffidi, Ronnie	20,000	20,000	0	0%
Schill, Terri	80,000	80,000	0	0%
Tharp, Chris	10,000	10,000	0	0%
Underwood, Ron	60,000	60,000	0	0%
*	Assumes exercise of warrants held by each; the shares of our common stock underlying those warrants are also being registered by means of this registration statement and may be subject to sale by the selling security holders. In the event that the selling security holders elect to exercise the full amount of their warrants and sell the underlying shares, then the above numbers represent the numbers held and offered for sale. To date, no warrants have been exercised.
**	Ms. DeLuna is the sister of Robert DeLuna, president of DelNet Financial Inc. who is party to the DelNet and DeLuna transactions described herein.
***	Ms. Holmes is the owner of the property subject to the Holmes transaction described herein.

Plan of Distribution

The offering by the selling security holders may start as soon as this registration statement is declared effective. The selling security holders will sell at a price of $0.10 per share until and unless the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution for all the shares being registered by this registration statement are set forth below.

Registration Fees	Approximately	$17.16
Transfer Agent Fees	Approximately	$675.00
Costs of Printing and Engraving	Approximately	$300.00
Legal Fees	Approximately	$15,000.00
Accounting Fees	Approximately	$10,000.00

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. We are dependent on the efforts and abilities of Ms. and Mr. Shupe. The interruption of the services of our key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We have not entered into employment agreements with and we cannot guaranty that they will remain with us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel and independent contractors. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel and independent contractors, there can be no assurance that we will be able to continue to do so. All of our officers and directors will hold office until their resignation or removal.

The terms of our directors expire at the next annual shareholder's meeting following their election. Despite the expiration of a director's term, however, the director shall continue to serve until such director's successor is elected and qualifies or until there is a decrease in the number of directors.

The following table sets forth information regarding our executive officers and directors, as well as other key members of our management.

Name	Age	Position
Gerda Shupe	64	President, Chief Executive Officer, Treasurer, Director
James Shupe	72	Chief Financial Officer, Secretary, Director

Gerda Osward Shupe. Ms. Shupe has been our president, chief executive officer, treasurer and a member of our board of directors since our inception in 2005.  Ms. Shupe has been a licensed real estate broker and developer since 1984.  She has directed architects, prepared presentations for city building departments, planners, inspectors, and city councils. Ms. Shupe has negotiated financing plans with lenders and bankers and co-founded the company “Studio 3000” to create interior designs for model homes. Ms. Shupe has implemented marketing plans as a real estate broker. As a licensed real estate broker for over 20 years, Ms. Shupe has experience in all aspects of our current operations, including buying and selling distressed and non-performing properties and fully redeveloping those properties.  She has limited experience in purchasing and selling notes secured by real estate properties, though the operational aspects of both activities are nearly identical. She has also used her skills to branch out by starting the tennis/fitness clothing company “Flashique Sportswear” where she had the opportunity to produce sales presentations at world trade shows.  Ms. Shupe was born in Germany and became a U.S. citizen in 1965. She is fluent in German and English, bringing a worldwide view to her business dealings, along with her energetic presence as a USTA National ranked tennis player. Ms. Shupe attended Crafton Hills College in Redlands, California from 1975 to 1977.  Ms. Shupe is not an officer or director of any reporting company.

James D. Shupe.  Mr. Shupe has been our chief financial officer, secretary and a member of our board of directors since our inception in 2005. Mr. Shupe has little to no direct experience in purchasing and selling performing and non-performing notes, real estate loans and distressed properties other than the experience he has gained from his involvement with our activities and from his marriage to Ms. Shupe and his tangential involvement in her past and present real estate activities. From 1980 to 2005, Mr. Shupe was the president and general manager of Financial Management Services, Inc. For the past twenty-five years he has specialized in consultation services for small business ventures in their business development planning, professional accounting, financial counseling, systems management, fund sourcing, and market development.  From 1995 to 2003, Mr. Shupe provided accounting and budget reporting services to the InterTribal Sinkyone Wilderness Council in Ukiah, California.  From 1997 to 1998, Mr. Shupe provided interim accounting and controller services to the Mendocino Redwood Company, LLC in Ukiah, California. From 1995 to 1997, he was also the vice president, chief financial officer, and served on the board of directors of Pacific Municipal Systems, Inc.  From 1994 to 1995, Mr. Shupe held the title of Tribal Administrator for the Covelo Indian Community where he was responsible for all tribal business activities including grants, contract management, office organization, and staff development; all this over approximately 32,000 acres and 3,000 tribal members.  From 1984 to 1987 and again from 2000 to 2003, Mr. Shupe was the president and general manager of Lake Mendocino Recreation Park, which included a marina and serviced 1,200,000 visitors during a five-month season.   From 1989 to 1994, Mr. Shupe also served as the chief financial officer and controller of The Tinman, Ltd.  From 1987 to 1989, he was the vice president of International Recreation Enterprises Corp. in Santa Rosa, California, specializing in sales, management and development of recreational properties, and from 1983 to 1987, he provided financial and office management services to the California North Coast Wine Growers Association in Ukiah, California.

Mr. Shupe earned an associates degree in management accounting from Mendocino College in 1984, and has conducted studies at Santa Rosa Junior College (1989-1992), Los Angeles Harbor College (1961-1968), Bakersfield College (1957-1958), Fresno State College (1958-1959), and UCLA Extension in Los Angeles (1963-1964). He also earned a docks and harbors certificate from the University of Wisconsin in 1989. He also holds a lifetime teaching credential with the California Community Colleges, is a certified CTEC Tax Preparer, a licensed private pilot, is a board member of the California Travel Parks Association, past president of the Marina and Recreation Association, and holds a California real estate license. He also holds a U.S. Coast Guard Six Pack certification and an American Red Cross lifeguard certification. Mr. Shupe served in the submarine service in the United States Navy from 1953 to 1957. Mr. Shupe’s personal bankruptcy under Chapter 7 was discharged in January 2006. Mr. Shupe is not an officer or director of other reporting company.

Ms. Shupe and Mr. Shupe are married. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 2, 2007, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Gerda Shupe 8018 E. Santa Ana Canyon Road #100-148 Anaheim, CA 92808	3,000,000 Shares President, Chief Executive Officer, Treasurer, Director	82.4%
Common Stock	James Shupe 8018 E. Santa Ana Canyon Road #100-148 Anaheim, CA 92808	No Shares Chief Financial Officer, Secretary, Director	0%
Common Stock	All directors and named executive officers as a group	3,000,000 shares	82.4%

Gerda Shupe and James Shupe are married; therefore, beneficial ownership of Ms. Shupe’s may be imputed to Mr. Shupe. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities

Description of Capital Stock. We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of August 2, 2007, 3,641,500 shares of our common stock were issued and outstanding. No preferred stock is issued or outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Warrants. We also have 641,500 warrants outstanding, which were sold pursuant to our recent private offering of units at $0.10 per unit and purchased by the selling security holders. Each unit consisted of (i) one (1) share of our $.001 par value common stock, and (ii) one (1) warrant to purchase a share of our common stock at $0.15 per share.  All the warrants currently issued expire three (3) years after the date of purchase.  All currently outstanding warrants have a 3-year term. The warrants were purchased as part of our units sold in a private offering conducted between June and August 2006; accordingly, all of our outstanding warrants expire between June and August 2009, depending on the date of purchase.  Specifically, a total of 230,500 warrants expire in June 2009; a total of 326,000 warrants expire in July 2009; and the remaining 85,000 warrants expire in August 2009.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Change in Control. Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Equity Compensation Plan Information. As of June 30, 2006, we have not adopted an equity compensation plan under which our common stock is authorized for issuance.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of Tsevni, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Eleven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. Gerda Shupe and James Shupe were our promoters and serve as our officers and directors. In October 2006, we issued 3,000,000 shares of our common stock to Gerda Shupe in exchange for cash of $60,000, or $0.02 per share, tendered in February 2006. This represented the fair market value on the date of issuance. There is no other information that would be required to be disclosed by Item 401(d) or Item 404(d) of Regulation S-B.

Description of Business

Our Background. We were incorporated in Nevada on June 30, 2005.

Our Business. Our business model consists of purchasing and selling performing and non-performing notes or real estate loans and distressed properties, which we hope to sell at a profit to us We seek to purchase these assets at discount rates and sell at market value, thus netting a profit. To date, we have sold only two non-performing notes from two different noteholders, and have two others that we believe are ready to sell. We have only purchased and sold only one portfolio containing two distressed properties.  Our core objectives are to increase the value of loans in our holdings through purchases made from various commercial financial institutions, increase our cash flow, and acquire additional real estate properties.  We intend to expand our business slowly until and unless we are able to raise additional funds to grow more rapidly.

We believe the commercial banking and lending industry is limited in its lending capabilities by the amount of its capital and its creditworthiness.  These entities must maintain a minimum reserve of funds and maintain a balance between capital and risk (specifically weighted assets and a specific loan ratio) as they are bound and governed by federal regulations.  In short, we believe lending institutions are limited in the amount of non-performing assets that they can retain; falling below the regulations leave these entities to contend with the risk of unfavorable audits.  It is our belief that, historically, then, non-performing assets are often liquidated at a discounted rate.  As we are not a lending business and are not confined by federal regulations that encumber banks and other lenders we believe we are free to pursue the non-performing assets discharged by banks and lending institutions.  This is our business philosophy: we “make money on the buy,” not just on the sale of the assets. We endeavor to form the types of relationships that will allow us to purchase valuable low-performing or non-performing assets and distressed real estate portfolios. We believe we already have relationships that will allow us to identify and purchase profitable notes and portfolios.

Our Services. We intend to service low-performing and non-performing assets, notes and foreclosures. We also intend to renegotiate principal balances, pursue deficiency judgments and collections, and/or donate the assets we obtain.  We will further manage the assets through title resolution. We believe we can create value by effectively managing these assets. We do not offer loans or take title to the properties we handle.

We intend to generate revenues by locating quality investments in non-performing real estate loans and distressed properties and purchasing them in bulk. We believe this will enable us to then sell at below-retail prices.  We expect that we will be able to lower the risk of investing by doing the research for pre-qualified professionals interested in real estate ventures who themselves do not have time to conduct the diligence required.  For the individual purchaser, we intend to then provide the opportunity to choose the personal level of risk and profit based on the specific opportunities and projects that we believe we will be able to offer.  We hope to also be able to provide security and high returns for larger scale purchasers by managing their portfolios on their behalf. As mentioned above, until we raise additional capital for acquisitions, we will likely deal primarily with individual purchasers.

When we first identify a distressed real estate property portfolio for potential purchase, we begin our due diligence process. We run AVM’s (Automated Valuation Models) on the entire portfolio. An AVM is a sophisticated model that gives a value for a specific property based on its address, comparative market analysis (“comps”), and various other elements of information. An AVM costs about $5-$10 per property. In addition, we take about 5% of the properties we evaluate and order a BPO (Broker Price Opinion) on these properties and compare the BPO to the AVM values to confirm the value of the pool. A BPO costs approximately $100 per property. Based on this information and the current status of the pool (i.e., checking for non-performing properties, discounted notes, abandoned projects, etc.), we then decide whether or not to extend an offer. We hope to minimize our risk through this process. We also believe that through this process, we can offer attractive purchase opportunities.

Our Property Investment Policies.  Our business consists of purchasing and selling distressed real estate property portfolios.  We do not currently have a limit on the percentage of our assets that may be used to purchase such portfolios, though this policy may be changed without a vote of our shareholders. We primarily purchase property portfolios with a view to capital gain, i.e., purchasing at a lower price than that at which the portfolio segments may be resold. We seek to purchase primarily single family residences, multi-family dwellings, commercial and industrial properties, and other improved lots in California, Nevada, Arizona, Oregon and adjacent states. We invest in first or second real estate mortgages only, none below that level, and those with conservative loan-to-value ratios of 70% or less.

We seek to purchase these property interests primarily with our available cash. If we are not able to finance the purchase of properties internally with revenue or officer loans, we may seek outside funding in either debt or equity financings. We may also seek third party financial partners. However, as of the date of this prospectus we have not identified any sources of third party funding nor have we identified any potential financial partners.

We will focus our efforts primarily on purchasing discounted notes, properties and portfolios of properties, though we may consider occasionally originating loans, since Ms. Shupe, one of our principals is a licensed broker.  We expect that approximately 50% of the portfolios we acquire will be parsed out and placed with buyers within 180 days of our purchase.  Since we have more interested buyers than partial portfolios to sell, we believe we will be able to adhere to this turnaround policy.

Our Current Property and Loan Portfolios.

Property /Note Description	Joint Venture Agreement with DelNet Financial, Inc. on note secured by deed of trust on Studio 56 Inc. property
Purchased From	VIP TrustDeed, Inc.
Purchase Date	March 2, 2007 (i.e., date of Tsevni’s entry into joint venture agreement with DelNet, the current property owner). DelNet acquired its interest on February 15, 2007.
Purchase Cost	Tsevni paid 7.4% of purchase cost or $105,363.82; DelNet’s 92.6% interest is represented by a second trust deed of $1,318,904.04.
Sale Date	(Currently held)
Sale Proceeds
Estimated at $1,500,000 to be split between Tsevni (7.4% and DelNet 92.6%). The property was appraised at $3,800,000.00, less payment due to retire a first trust deed of approximately $905,000.00. If DelNet buys out Tsevni’s interest, Tsevni is due to receive an amount approximately between $125,000 and $130,000.

Net	Estimated net of at least $75,712.14 (depending on sale date) of which Tsevni’s 7.4% share is estimated at $5,602.70 though could range up to approximately $30,000.00 depending on payoff date.
Location	7000 Santa Monica Blvd., West Hollywood CA 90028
Property Type	Commercial
Use & Suitability	Music and film studios, designed and used accordingly, and suitable for that use.
Title to Property	Held solely by DelNet Financial, Inc.; DelNet was a note holder on the property until May 2007, when it became the property owner of record according to its Trustee’s Deed of Trust on the property.
Encumbrances and terms
Bank lien of approximately $905,000.00 (This amount changes daily as interest accrues and payments are applied).
Los Angeles county tax lien of $36,771.74 has been paid off.
Second trust deed of $1,318,904.04.

Lease, Options or other Contract Terms	Joint venture with DelNet Financial to sell property; DelNet is currently making payments on the outstanding lien of $1,424,267.86.
Plans to Renovate, Improve or Develop - Estimated Cost - Financing Method	DelNet has had the interior front lobby of the building painted and does not plan on any additional improvements. None of the costs were borne by Tsevni.
If not being developed, reason property is held
The property is being held only for the purpose of selling it in the near future. Tsevni has no plans to hold the property.  In the event that DelNet decides to hold the property, DelNet has agreed to buy out Tsevni’s ownership percentage pursuant to the terms of their joint venture agreement.

General Competitive Conditions
This property is located in West Hollywood, which is a district where many smaller music and film studios are located.  This particular building has historical landmark status, was built in 1928 and has a history of famous recording artists who have used the studio, including as Elvis, Beach Boys, Bing Crosby and many others.  The building is more commonly known as “Radio Records.” Landmark status provides that the building must not be renovated so as to alter its external appearance or be converted to residential use.

Insurance/ adequacy of	The property is covered by insurance, which the management of both Tsevni and DelNet believe is adequate. The carrier is Hartford Insurance Company.
Occupied	The building is occupied by the previous owner and is in the process of being vacated. No new leases have been put in place since the Trustee Sale.
Depreciation	No depreciation to report at this time.
Tax Rate	1%
Annual Realty Taxes	Estimated at $9,950.00 based on last price paid upon ownership transfer; taxes have been paid through current year.
Est. Taxes on Proposed Improvements	None
*Robert DeLuna, president of DelNet Financial Inc., is party to the DeLuna transaction described herein; Mr. DeLuna is also the brother of Elizabeth DeLuna, one of our shareholders.

Property / Note Description	Holmes Promissory Note for $25,000 secured by single family residence (“SFR”)
Purchased From	Holmes (property owner)*
Purchase Date	July 19, 2006
Purchase Cost	$25,000
Sale Date	Pending (came due February 2007; extended to August 2007).
Sale Proceeds	Projected at $2,500 based on terms of note, flat fee
Net	Still outstanding; not yet sold
Location	18518 Hawksbury Dr., Riverside, CA 92508.
Property Type	SFR- Insured.
Use & Suitability	SFR - Occupied by Holmes.
Title to Property	Deed of Trust - 2nd Position.
Encumbrances and terms	Principle: $425k Interest rate: 6.5% Amortization: 30yrs Prepayment provisions: serviced by Holmes Maturity date: 2036 Balance due at maturity assuming no provision: 0
Lease, Options or other Contract Terms
Tsevni has agreed to extend the terms of this note for an additional 180 days.  Terms of the note for the first 180 days was a flat fee of $2,500 and will be the same for an additional flat fee of $2,500.

Plans to Renovate, Improve or Develop - Estimated Cost - Financing Method	n/a
If not being developed, reason property is held	Not being developed/held because low loan to value conservative for portfolio.
General Competitive Conditions	New building w/ new housing project very close. Property values are holding steady or increasing modestly.
Insurance/ adequacy of	Insurance provided by homeowner policy; insurance considered adequate by management.
Occupied	Occupied by home owner; no lease terms.
Depreciation	n/a for promissory note.
Tax Rate	n/a
Annual Realty Taxes	n/a
Est. Taxes on Proposed Improvements	n/a
*Ms. Holmes is one of our shareholders.

Recently Sold Property and Loan Portfolios.

Property / Note Description	DeLuna Promissory Note for $50,000
Purchase Date	December 27, 2005
Purchased From	Robert DeLuna*
Purchase Cost	$50,000
Sale Date	January 18, 2006
Sale Proceeds	$57,000
Sold To	10+ Homes Inc.
Net	$7,000
Location	Lot 29 tr. 6054 Phase 3, Bakersfield, CA 93308.
Property Type	Improved Lot
Present / Proposed Use & Suitability	Sell to Developer for SFR/ Suitable for use.
Nature and Title to Property	Assignment to Tsevni - 1st Position.
Encumbrances	None
Lease, Options or other Contract Terms	Note matured and paid per terms of the agreement at $57,000.00.
Plans to Renovate, Improve or Develop - Estimated Cost - Financing Method	n/a
If not being developed, reason property is held	No development; purchased and held for short term yield.
General Competitive Conditions	Other improved lots in the area but the lots are in a desirable area.
Insurance	no insurance on vacant land needed in management’s estimation.
Occupied	no
Depreciation	None taken on vacant land.
Tax Rate	n/a
Annual Realty Taxes	n/a
Est. Taxes on Proposed Improvements	n/a
* Robert DeLuna is the president of DelNet Financial Inc., which is party to another transaction described herein, and is the sister of shareholder Elizabeth DeLuna.

Property / Note Description	Bakersfield Lots 182-6171-2
Purchase Date	January 26, 2006
Purchased From	Rancho Homes
Purchase Cost	$69,000
Sale Date	July 14, 2006
Sale Proceeds	$74,062
Sold To	10+ Homes Inc.
Net	$5,062
Location	Lots 1 and 2 of Tract 6171 Phase 2, Bakersfield, CA 93308.
Property Type	Improved Lots
Use & Suitability	Sell to Developer for SFR; suitable for that use.
Title to Property	Owner on title.
Encumbrances and terms	none
Lease, Options or other Contract Terms	Purchased properties from a distressed owner. Sold property to a local builder within 180 days of purchase for a profit.
Plans to Renovate, Improve or Develop - Estimated Cost - Financing Method	none
If not being developed, reason property is held	No development /distressed bought at discount.
General Competitive Conditions	Other improved lots in the area, but the lots are in a desirable area.
Insurance/ adequacy of	No insurance on vacant land needed in management’s estimation.
Occupied	not occupied.
Depreciation	n/a on vacant land.
Tax Rate	$12.11/$1,000
Annual Realty Taxes	$835.59
Est. Taxes on Proposed Improvements	n/a

Property or Note Description	Algroup/Barba Promissory Note for $82,000
Purchase Date	August 21, 2006
Purchased From	Algroup
Purchase Cost	$84,000 (including expenses of $2,000).
Sale Date	November 9, 2006
Sale Proceeds	$103,254
Sold To	Algroup
Net	$19,254
Location	340 N. I Street, San Bernardino, CA 92410.
Property Type	Industrial - Insured
Use & Suitability	Industrial - Manufacturing Plant; suitable for that purpose.
Title to Property	Deed of Trust - 1st Position
Encumbrances and terms	0
Lease, Options or other Contract Terms	Prevailing interest rate on the note was at 10% annual percentage rate plus 2 points per week for every week past the maturity date. Due on 10/22/06, paid on 11/9/2006.
Plans to Renovate, Improve or Develop - Estimated Cost - Financing Method	none
If not being developed, reason property is held	Distressed property, good loan to value, good yield expected.
General Competitive Conditions	Not many large vacant industrial buildings in the area. Freeway visible w/ low vacancy rate.
Insurance/ adequacy of	fire and theft policy adequate in management’s estimation.
Occupied	not occupied.
Depreciation	Not taken.
Tax Rate	n/a
Annual Realty Taxes	n/a
Est. Taxes on Proposed Improvements	n/a

Our Business Strategy. Over the years, the loan and real estate portfolio sales market has developed into a well-ordered private market where buyers and sellers trade the liquid assets from these portfolios containing multi-family dwellings, single family dwellings, first and second trust deeds, vacant land, and other real estate owned assets.  We believe our business philosophy will distinguish us in this market.  We “make money on the buy” in our transactions, not relying solely on the sales.  Also, we are not classified as a lender and therefore believe we are not confined by the same federal regulations, which we believe is an important edge against competitors.

We will seek to establish relationships with financial institutions, investment pools, and individual investor groups with non-performing or deeply-discounted asset portfolios.  In this respect, we hope we can sell at least 50% of our eventual portfolios for well above the purchase price to our pool of private purchasers, but still at below market value.  We believe we will be able to sell off "parts" of larger portfolios to individuals who have $100k to $200k to purchase a portion of a particular pool of properties. We anticipate that most of our potential buyers will be current contacts or referrals based on relationships our management has developed over the years. For example, an individual buyer may only want to purchase properties in Orange County, California. In such a scenario, we and the buyer would agree on the particular properties and the dollar amount the buyer is willing pay for that pool. Once the transaction has been completed, we would assign title to the properties to the buyer and send the properties to a "sub-servicer" to manage the accounts on behalf of the buyer. At this point, we no longer have an interest in that pool. The buyer then purchases the pool without recourse.

In essence, we only serve as middleman in this type of transaction and no longer retain any interest in either the pool or the servicing arrangements.

We intend to retain the balance of the portfolio debt-free and make those corporate owned.  As an example, if we were to purchase a portfolio with a $10M face value for $2M, i.e., 20% of face value (assuming we are able to obtain this level of discount due to our buying power), we would then expect to separate off smaller portions of the portfolios for individual buyers and then sell the portions to them at 40% of the face value of the note.  In this example, if we were to sell off 50% of a $10M portfolio (i.e., $5M worth of the original $10M portfolio) at 40% of its face value, that leaves $2M.  Hence, we would retain the encumbering 50% of the portfolio.  With an established baseline of zero on these portfolios, the only remaining costs will be our fixed and variable overhead.  With these advantages, we hope that our holdings will become profitable.

We have identified various outsourcers that we anticipate that we would use to service and collect on debts of these size; they typically charge .5-1% per year of the face value of the note.  We intend to use two different companies: FCI in Anaheim, California, and Land America in Irvine, California.  We will not enter into contracts with such sub-servicers until we assign assets for the benefit of buyers. With the few assets we have at this time, we do not feel it necessary to utilize the services of FCI, Land America or any similar service provider as we believe we can manage those assets internally with various readily-available software products such as Excel and Quickbooks. We anticipate that we would need to anywhere between 10 to 20 assets, depending on size and complexity, before we expect that we would need to outsource this servicing function. We anticipate that when the time comes, we would have a master agreement with the sub-servicer for all loans assigned; we believe that 0.5% to 1% is a standard charge for most sub-servicers’ services.  We believe there are a sufficient number of loan service companies available allowing us to obtain such services on competitive terms.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of lenders, private investors, and other such servicers in the financial industry nationwide who seek to liquidate non-performing portfolios. We strive to solicit the following types of lenders: larger institutions such as Bank of America, Litton Loan Servicing, EMC Mortgage Corporation, Wells Fargo Bank, Countrywide, Washington Mutual, and smaller ones such as Fifth Third Bank, New Century Home Loan, Impac Lending, Option One Mortgage, and similar institutions. We have initially purchased property portfolios in California and will focus our efforts in that geographic area until we are able to expand our operations. We have not yet purchased any loan portfolios. We hope to fund the expansion into other markets with future operating revenues and possible financings, though there is no guarantee that even if we are able to generate future revenues or obtain future financings that we will be able to expand our operations into markets beyond California.

In order to have credibility with our target market, we estimate we will need to raise a minimum of $5M to $10M in the next 18 to 24 months to be able to compete for larger discounted portfolios, which we believe are available for purchase. We believe we would need to have access to capital markets in order to raise this amount.  There is no guarantee that we will be able to raise this amount if we are able to gain access to capital markets.

Growth Strategy. We seek to initiate a profitable portfolio sales business by pooling funds to reap greater profits usually only available to the larger investors.  Our strategy is to:

•	Purchase trust deeds at sizeable discounts;
•	Purchase multi-family dwellings in growing areas;
•	Purchase non-performing portfolios from banks, financial institutions, and other loan servicers;
•	Collect on deficiency judgments;
•	Re-establish relationships with current homeowners for beneficial negotiations; and
•	Outsource servicing.

Our Competition. There are a few established competitors in the portfolio sales market. Ultimately, we believe that there are more portfolios available for sale than buyers to purchase and remarket them. Among these competitors are companies such as LendTrade, First Financial Network, Capital Finance and Worldwide Loan Acquisitions among others. However, we believe that many competitors fail because they acquire assets at 50-60% of face value and are forced to liquidate at 20-40% below value, which leads to low profitability. In our estimation, this is due to a poor but common business strategy of inaccurately evaluating a portfolio, combined with operating with an increased overhead of salaried asset managers that are paid regardless of performance. We believe we can successfully compete because of our two-step portfolio evaluation process, and our ability to work the portfolio more efficiently with commissioned asset managers. Additionally, we plan to take blocks of properties and sell off approximately half of the portfolio to smaller purchasers. We believe this approach sets us apart from our competition. However, we may not be able to compete successfully against larger institutions or future competitors with greater financial resources or greater access to potential acquisitions. Additionally, it is possible that competition may drive down the returns that we are able to generate, and that may negatively impact the viability of our business model.

Our Industry. The real estate default industry has emerged as a secondary market to the lending and home mortgage industry, serving the needs of banks, savings and loans, insurance companies, commercial and residential real estate mortgage loans and bulk loan portfolios. This industry includes, but is not limited to, sub-performing, non-performing, charged off, Real Estate Owned (“REO”), loss mitigation, and other real estate assets that have not performed according to their original terms. The industry uses the terms “pool” and “portfolio” interchangeably for groups of loans or properties. We believe our industry will continue to grow as rising interest rates on mortgages contribute to an increase in the number of foreclosures and distressed properties available to this secondary market.

Government Regulation. We intend to conduct our business in compliance with any applicable regulations, and are subject to general state and federal laws governing the conduct of businesses in general. In regard to our specific line of business, we are unaware of any state or federal regulations concerning our particular business model. Each state has laws and regulations governing the business of selling real estate; these laws differ from state to state. Therefore, prior to offering or expanding our services into a new jurisdiction we must conduct an extensive review of that state's regulatory framework to ensure compliance with the applicable regulations. Should we become subject to expensive or burdensome government regulations, we may not have the recourse to comply, which would cause our business to fail.

Our Research and Development. We are not currently conducting any research and development activities, other than property and loan portfolio investigations and assessments.

Intellectual Property. We use the trade name of Tsevni Real Estate Group. We own the domain name www.tsevni.com ; our website gives a basic description of our corporate operations as well as contact information. We rely on our officers’ expertise in assessing real estate and loan portfolios, and the valuable relationships that our officers have developed through their many years in the real estate business.  We may depend on certain proprietary information such as sales data, strategies, customer lists, ideas, designs and services, along with our management's expertise in assessing potential contracts and service agreements, and as such, our business depends on that proprietary information.  We do not have employment agreements with our officers, and as such, if we had to replace our management, there is no guarantee that we would be able to operate successfully.

Employees. As of August 2, 2007, we have no employees other than our current officers. Our officers conduct our day-to-day operations and have agreed to forgo compensation until our revenues are sufficient to pay salaries. We do not currently anticipate that we will hire any employees in the next six months. From time-to-time, we will use the services of independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified managerial personnel.

Facilities. Our mailing address is 8018 E. Santa Ana Canyon Rd. Suite 100-148, Anaheim, CA 92808. Our executive, administrative and operating offices occupy approximately 100 square feet and are located at the personal residence of Gerda Shupe, our president and one of our directors. We estimate the value of this space at $250 per month. We believe our facilities are adequate for our needs and that alternate facilities would be available on similar terms should the need arise.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. We base our estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily stock-based compensation. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

Overview. We were incorporated in the State of Nevada on June 30, 2005. We are in the business of buying and selling assets consisting of performing and non-performing notes or real estate loans and distressed properties purchased at discount rates.

(material omitted)

Key Performance Indicators.  Our management uses the following indicators to assess our performance:

1.	The type and number of current and growing relationships we have with various servicers, financial institutions and banks;
2.	Current real estate conditions;
3.	The number of discounted pools available for acquisition;
4.	The number of individual buyers looking for a smaller or more affordable pool to purchase;
5.	Our ability to service, collect and sell off portions of a pool;
6.	The spread that we would be able to realize on a particular transaction;
7.	The effectiveness of the outsourcers we anticipate using to collect and service our portfolios; by using more than one outsourcer, we believe we will be able to measure our performance.

We believe that as the subprime market continues to struggle, there will be more opportunities for us to purchase pools at bigger discounts, though competition will rise for similar pools.

Critical Accounting Policy and Estimates.

Organization and line of business. Tsevni Real Estate Group, Inc. (“Tsevni” or the “Company”) was incorporated in the State of Nevada on June 30, 2005.  Tsevni is in the business of buying and selling assets consisting of performing and non-performing notes or real estate loans and distressed properties purchased at discount rates.

Basis of Presentation. The unaudited consolidated financial statements have been prepared by Tsevni, pursuant to the rules and regulations of the Securities and Exchange Commission.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.  Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with Tsevni’s audited financial statements and footnotes. The results of the nine months ended March 31, 2007 are not necessarily indicative of the results to be expected for the complete fiscal year ending June 30, 2007.

Going concern.The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of Tsevni as a going concern.  Tsevni incurred net losses of $3,139 during the six month period ended March 31, 2007 and has accumulated deficit of $13,252 as of December, 31, 2006.  Realization of certain of the assets in the accompanying balance sheet is dependent upon Tsevni’s continued operations, which in turn is dependent upon Tsevni's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Given Tsevni’s net losses and accumulated deficit, Tsevni’s independent accountants have expressed substantial doubt about its ability to continue as a going concern.

Management is continuing to explore sources of funding and attractive business transactions that will provide additional cash reserves and increased revenue streams. Management believes that this plan provides an opportunity for Tsevni to continue as a going concern.

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair value of financial instruments.  For certain of Tsevni's financial instruments, including cash and cash equivalents, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to Tsevni for similar debt are substantially the same.

Cash and cash equivalents.  For purposes of the statements of cash flows, Tsevni defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less.

Concentration of credit risk.  Financial instruments, which potentially subject Tsevni to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. Tsevni places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit.  Tsevni has limited experience but does not anticipate incurring any losses related to this credit risk.

Inventory. Inventory consists of real estate trust deeds and distressed property valued at the lower of cost or market.

Property and equipment. Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 5-7 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

The estimated service lives of furniture and equipment are as follows:

Computer equipment	5 years
Office equipment	5 years
Furniture and fixtures	7 years

Impairment of long-lived assets. SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations.   SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction.  SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company has no impairment issues to disclose.

Stock based compensation. Tsevni adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.

Income taxes. Tsevni accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Segment reporting.SFAS No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on Tsevni's financial statements as substantially all of Tsevni's operations are conducted in one industry segment.

Earning (loss) per share. Tsevni reports earning (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Tsevni has yet to incur a profit; therefore all common stock equivalents are anti-dilutive.

Revenue recognition. Tsevni recognizes revenues under the full accrual method of accounting when a  formal  arrangement  exists,  title  is  transferred,  no  other  significant obligations  of Tsevni exist and Tsevni deems the receivables to be collectible. Tsevni’s policy does not allow for returns and discounts.

Recently issued accounting pronouncements. In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS No. 154 is not expected to have a material effect on Tsevni’s financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another  derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of Tsevni’s first fiscal year that begins after September 15, 2006.  SFAS No. 155 is not expected to have a material effect on Tsevni’s financial position or results of operations.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose ‘Amortization method’ or Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities:

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of Tsevni’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any, the adoption of this statement will have on the financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans−−an amendment of FASB Statements No. 87, 88, 106, and 132(R)". One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single−employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year−end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. Tsevni is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

For the year ending June 30, 2006 as compared to the year ended June 30, 2005, our inception.

Results of Operations.

Revenues.  We realized net revenues of $57,000 from our inception on June 30, 2005 to the year ended June 30, 2006, as the result of the only property transaction concluded to date. After cost of revenues of $50,000, our gross profit was $7,000 for the year ended June 30, 2006. We anticipate that we will generate revenues as we build our inventory of properties and resell them.

Operating Expenses. For the year ended June 30, 2006, our total expenses were $17,113 which was represented solely by general and administrative expenses. Therefore, for the year ended June 30, 2006, we experienced a net loss of $10,113. This is in comparison to the year ended June 30, 2005, which was our inception date, where we had no expenses at that date.

Liquidity and Capital Resources. As of June 30, 2006, we had cash and cash equivalents of $6,145 and inventory of $69,000 which was represented by a land parcel owned. As of June 30, 2006, our total liabilities were $19,958, of which $13,958 was represented by accounts payable. We also had a liability of $6,000, which was represented by a loan from Ms. Shupe, who is one of our officers and directors and our majority shareholder. She loaned us $6,000 in January 2006. This amount is due on February 16, 2007 and bears interest at a rate of 10%. This is in comparison to our status at our inception on June 30, 2005, where we had no operations and no assets or liabilities.

For the Three Months Ended March 31, 2007 as compared to the Three Months Ended March 31, 2006.

Results of Operations.

Revenues.We realized net revenues, cost of revenues and gross profit all of zero for the three months ended March 31, 2007, as we had no sales during that period. This is in comparison to the three months ended March 31, 2006 where we had $57,000 in net revenues. The decrease in revenues as between March 31, 2007 and March 31, 2006 was because we had no sales during the current period.  For the period ended March 31, 2006, we had cost of revenues of $50,000 and a gross profit of $7,000.

Operating Expenses. For the three months period ended March 31, 2007, our total expenses were $7,853 which was represented solely by general and administrative expenses. Therefore, for the period ended March 31, 2007, we experienced a net loss of $7,853.  This is in comparison to the period ended March 31, 2006, where we had $8,826 in general and administrative expenditure. Therefore, our net loss for the three months ended March 31, 2006 was $1,826. The differences in expenses and net losses as between March 31, 2007 and March 31, 2006 are due to the fact that we had no sales during the most recent period.

For the Nine months Ended March 31, 2007 as compared to the Nine months Ended March 31, 2006.

Results of Operations.

Revenues.We realized net revenues of $177,254 for the nine months ended March 31, 2007, including $74,000 as the result of property sales, and $103,254 as the result of the sale of our notes held.  After cost of revenue of $153,000, which includes $71,000 for property and $82,000 on the notes, our gross profit was $24,254 for the period ended March 31, 2007. We anticipate that we will generate increased revenues as we build our inventory of properties and resell them. This is in comparison to the nine months ended March 31, 2006.  We realized net revenues of $57,000 for the nine months ended March 31, 2006, having commenced our operations since having been incorporated on June 30, 2005. The increase in revenues as between March 31, 2007 and March 31, 2006 is due to the fact that we had just begun operations during the prior period.

Operating Expenses.  For the nine months period ended March 31, 2007, our total expenses were $34,484 which was represented solely by general and administrative expenses. Therefore, for the period ended March 31, 2007, we experienced a net loss of $11,030, after provision of income tax of $800.  This is in comparison to the period ended March 31, 2006, where we had $8,826 in general and administrative expenditure. Therefore, our net loss for the nine months ended March 31, 2006 was $1,826. The increase in expenses as between March 31, 2007 and March 31, 2006 is due to the fact that we had not recently begun operations during the prior period.

Liquidity and Capital Resources.  As of March 31, 2007, we had cash and cash equivalents of $2,390 and inventory of $130,364 which was represented by trust deeds held. Therefore, our total current assets were $132,754 as of March 31, 2007.  We believe that our available cash is not sufficient to pay our day-to-day expenditures for the next twelve months. We will need additional capital in order to acquire additional properties for resale.  As of March 31, 2007, our total current liabilities were $29,747, of which $23,747 was represented by accounts payable, and $6,000 represented by a loan from a shareholder, which also represented the sum of our long term liabilities. We had no long term commitments or contingencies.

Our only known sources of capital are the proceeds that would result from the exercise of the warrants, loans from our officers, cash from revenues and any future financings. We will require additional financing in order to expand our business and there is no assurance that such additional financing will be available.

Our Plan of Operation for the Next Twelve Months. As of March 31, 2007, we have cash and cash equivalents of $2,390.  We believe that this amount will not be adequate to continue our current level of operations for the next twelve months, but believe that we will be able to operate profitably if we continue to generate revenues. We anticipate that at our current level of operations, we will be able to operate profitably within the next twelve months. We intend to continue operating using our business model of purchasing distressed properties and loan portfolios and attempting to sell them at below market value. To date, we have sold only two non-performing notes and have two others nearly ready to sell, and only purchased and sold one portfolio containing two distressed properties. We have experienced actual profit of approximately only $24,254. Currently, we believe that the largest expenses we will incur over the short-term will be the professional legal and accounting fees we anticipate will be required for us to become a reporting company. Without those types of expenditures at this juncture, we believe we would be profitable. Our goal is to become a reporting entity and eventually apply to participate on the Over-the-Counter Bulletin Board. We believe that becoming a reporting entity will allow us access to financing that we would not have access to if we were not a reporting issuer. If we are able to raise additional capital after becoming a reporting issuer, we plan on expanding our business and, in addition, plan to target larger properties.

Until we become a reporting issuer, we may participate in joint ventures with regard to a specific property or loan portfolio. In that case, we would need to raise additional capital only for the purpose of that particular joint venture.  The amount would vary with the particular asset being purchased.  For example, the Algroup note mentioned above is an example where we required an infusion of funds in order to participate in the opportunity. In order to bring in the required funds, we agreed to a joint venture with DelNet Financial, Inc. solely for the purpose of the Algroup transaction. We put up the first $82,000 and then secured a first trust deed on the property held by Algroup; DelNet put up the balance of the $400,000 to satisfy the tax liens on the Algroup property. The president of DelNet, Robert DeLuna, is the sibling of Elizabeth DeLuna, one of our shareholders.

We expect to enter into this type of arrangement from time to time in the normal course of our business. We believe this type of arrangement is typical in our industry where joint venturers generally desire to share the risks and rewards of a particular transaction.

In the event that we experience a shortfall in our operating capital, we intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers and directors. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses to achieve our objectives over the next twelve months. However, our officers and directors are not committed to contribute funds to pay for our expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 3,000,000 shares of our common stock, which equals approximately 82.4% of our outstanding common stock on an undiluted basis. We believe that our officers and directors will continue to pay our expenses as long as they maintain their ownership of our common stock as long as they believe in our business prospects.

Over the next twelve months, we intend to grow internally through the purchase and sale of notes and portfolio properties, and believe we will be able to maintain profitable operations during the next twelve months. We plan to manage assets ourselves as long as the number of assets we hold and manage totals no more than 10-12 assets. In the event we hold more assets than that number, we anticipate that we would outsource the management services to an outside servicer.  We believe the services of outside servicers would be readily available should the need arise.

We anticipate that our most significant expenses in continuing our growth will be due to expenses incurred in becoming a reporting company and in applying to have our securities quoted on the Over-the-Counter Bulletin Board, which we believe would increase our sources of capital.  We do not believe that additional funds will be necessary to pay for these expenditures, but we anticipate that our officers and directors will have access to sufficient funds, either from their own personal resources or loans from their personal associates and family members.

If we have access to significant capital through equity or debt financings in a public market, we intend to increase our business activities.  There is no guarantee that we will become a reporting company, or that our securities will ever be eligible for quotation on the OTCBB or any other medium, or that we will ever have access to additional capital beyond which our officers and directors may provide.

We are not currently conducting any research and development activities. We do not anticipate that we will purchase or sell any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease equipment.

Off Balance Sheet Arrangements. There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Description of Property

Property held by us. As of the dates specified in the following table, we held the following property:

Property	March 31, 2007	June 30, 2006
Cash and equivalents	$2,390	$6,145
Inventory (trust deeds)	$130,364	$69,000

Our Facilities. Our mailing address is 8018 E. Santa Ana Canyon Rd., Suite 100-148, Anaheim, CA 92808; our executive, administrative and operating offices are located in the personal residence of our officers, and consist of approximately 100 square feet of combined office space; this space has a fair market rental value of $250 per month. We conduct all of our executive and administrative functions from this facility. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate for the purposes of our operations.

Certain Relationships and Related Transactions

Related party transactions.

In January 2006, one of our officers and directors, Gerda Shupe, loaned $4,000 to us, which was due on February 16, 2007 and bears interest at a rate of 10%.  In February 2007, this note was extended for an additional five years.

In February 2006, we agreed to issue 3,000,000 shares to Gerda Shupe, one of our officers and directors, in exchange for cash of $60,000.

Gerda Shupe and James Shupe have agreed to forgo salaries until we generate sufficient revenues to be able to compensate them for their services to us.

Gerda Shupe, one of our officers and directors, provides office space to us at no charge in her personal residence; this space is valued at $250 per month.

Elizabeth DeLuna, one of our shareholders, is the sister of Robert DeLuna, who is a party to the DeLuna transaction described herein.  Mr. DeLuna is also the president of DelNet Financial Inc., which is party to the DelNet transaction described herein.

Jody Holmes, one of our shareholders, is also the property owner of the Holmes transactions described herein.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors consent; and
•	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

If we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at Room 1580, 100 F Street N.E.,Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of August 2, 2007, there were 29 record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options to purchase, or securities convertible into, shares of our common stock. We currently have 641,500 warrants to purchase shares of our common stock issued and outstanding. We have agreed to register for sale 641,500 shares of common stock held by 28 of our shareholders, along with the 641,500 shares of common stock underlying the warrants sold in our recent offering.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the years ended June 30, 2006 and 2005. Our inception date was June 30, 2005, therefore our year ended in 2005 consisted of a single day.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)
Gerda Shupe, president, treasurer	2005	None (1)	None	None	None	None	None	None	None
	2006	None (1)	None	None	None	None	None	None	None

James Shupe, secretary	2005	None (1)	None	None	None	None	None	None	None
	2006	None (1)	None	None	None	None	None	None	None
(1)  Ms. Shupe and Mr. Shupe have agreed to forgo compensation until and unless our revenues are sufficient to justify officer compensation.

As of August 2, 2007, our officers have received no compensation for their services provided to us.  Gerda Shupe and James Shupe have both agreed to forgo salaries until we generate sufficient revenues to be able to compensate them for their services to us.

Employment Contracts. We anticipate that we will enter into employment contracts with our officers only when and if our revenues reach a certain level.

Outstanding Equity Awards at Fiscal Year-end. As of the year ended June 30, 2006, we did not have any securities authorized for issuance under any equity compensation plans. We currently do not have an equity compensation plan at this time. Therefore, our named executive officers had no unexercised options, no stock that has not vested, and no equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested

Gerda Shupe	0	n/a	0	n/a	n/a	0	n/a	n/a	n/a

James Shupe	0	n/a	0	n/a	n/a	0	n/a	n/a	n/a

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors. Therefore, no compensation was paid or owed as of June 30, 2006.

Name	Fees Earned or Paid in Cash	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $

Gerda Shupe	0	0	0	0	0	0	0

James Shupe	0	0	0	0	0	0	0

Financial Statements

Tsevni Real Estate Group, Inc.
Financial Statements
For the Year Ended June 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Tsevni Real Estate Group, Inc.

We have audited the accompanying balance sheet of Tsevni Real Estate Group, Inc. as of June 30, 2006, and the related statements of operations, stockholders' deficit, and cash flows for the year ended June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tsevni Real Estate Group, Inc. as of June 30, 2006, and the results of their operations and cash flows for the years ended June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred net losses of $10,113 during the year ended June 30, 2006 and has accumulated deficit of $10,113 as of June 30, 2006. In addition, the Company had negative cash flow from operating activities amounting $65,155 during the year ended June 30, 2006. These factors, as discussed in Note 1 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS
Los Angeles, California

December 13, 2006

TSEVNI REAL ESTATE GROUP, INC
BALANCE SHEET
June 30, 2006

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$6,145
Inventory	69,000
Total current assets	$75,145

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,958
Loan from related party	6,000
Total current liabilities	19,958

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, 5,000,000 shares authorized
none issued and outstanding	-
Common stock, $.001 par value, 50,000,000 shares authorized
3,053,000 shares issued and outstanding	3,053
Additional paid in capital	62,247
Accumulated deficit	(10,113)
Total stockholders' equity	55,187

Total liabilities and stockholders' equity	$75,145

The accompanying notes are an integral part of these financial statements.

TSEVNI REAL ESTATE GROUP, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2006

Net revenue	$57,000

Cost of revenue	50,000

Gross profit	7,000

General and administrative expenses	17,113

Net loss	$(10,113)

Basic and diluted weighted average shares outstanding	1,243,858

Basic and diluted net loss per share	$(0.01)

The accompanying notes are an integral part of these financial statements.

TSEVNI REAL ESTATE GROUP, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JUNE 30, 2006

	Common stock				Total
	Number of		Additional	Accumulated	stockholders'
	shares	Amount	paid in capital	deficit	equity

Balance, June 30, 2005	-	$-	$-	$-	$-

Shares issued for cash	3,053,000	3,053	62,247	-	65,300

Net loss for year ended June 30, 2006	-	-	-	(10,113)	(10,113)

Balance, June 30, 2006	3,053,000	$3,053	$62,247	$(10,113)	$55,187

The accompanying notes are an integral part of these financial statements.

TSEVNI REAL ESTATE GROUP, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,113)
Adjustments to reconcile net loss to net cash
used in operating activities:
(Increase) / decrease in current assets:
Inventory	(69,000)
Increase / (decrease) in current liabilities:
Accounts payable	13,958
Net cash used in operating activities	(65,155)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan from related party	6,000
Proceeds from issuance of shares	65,300
Net cash provided by financing activities	71,300

NET INCREASE IN CASH & CASH EQUIVALENTS	6,145

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	-

CASH & CASH EQUIVALENTS, ENDING BALANCE	$6,145

The accompanying notes are an integral part of these financial statements.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Year Ended June 30, 2006

Note 1 - Organization and significant accounting policies

Organization and line of business

Tsevni Real Estate Group, Inc. (“Tsevni” or the “Company”) was incorporated in the State of Nevada on June 30, 2005. The Company had minimal operations on June 30, 2005 and no assets or liabilities exist as of June 30, 2005.

The Company is in the business of buying and selling assets consisting of performing and non-performing notes or real estate loans and distressed properties purchased at discount rates.  The Company’s core objectives are to increase the value of loans in its holdings through purchases made from various commercial financial institutions, increase its cash flow, and acquire additional real estate properties.

The Company believes the commercial banking and lending industry is limited in its lending capabilities by the amount of its capital and its creditworthiness.  These entities must maintain a minimum reserve of funds and maintain a balance between capital and risk (specifically weighted assets and a specific loan ratio) as they are bound and governed by federal regulations.  The Company believes lending institutions are limited in the amount of non-performing assets that they can retain; falling below the regulations leave these entities to contend with the risk of unfavorable audits.  Historically, non-performing assets are often liquidated at a discounted rate.  Because the Company is not a lending business and is not confined by federal regulations that encumber banks and other lenders the Company believes it is free to pursue the non-performing assets discharged by banks and lending institutions.  The Company strives to form the types of relationships that will allow it to purchase valuable low-performing or non-performing assets and distressed real estate portfolios.

The Company intends to service low-performing and non-performing assets, notes and foreclosures for those purchasing portfolios from the Company, renegotiate principal balances, pursue deficiency judgments and collections, and/or donate the assets it obtains.  The Company will further manage the assets through title resolution. The Company believes it can create value by effectively managing these assets. The Company does not offer loans or take title to the properties it handles.

The Company intends to generate revenues by locating quality investments in non-performing real estate loans and distressed properties and purchasing them in bulk; the Company believes this enables it to then sell at below-retail prices.  The Company expects that it will be able to lower the risk of investing by doing the research for pre-qualified professionals interested in real estate ventures who themselves do not have time to conduct the diligence required.  For the individual purchaser, the Company intends to then provide the opportunity to choose the personal level of risk and profit based on the specific opportunities and projects that it will be able to offer.  The Company hopes to also be able to provide security and high returns for larger scale purchasers by managing their portfolios on their behalf.

Going concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. The Company incurred net losses of $10,113 during the year ended June 30, 2006 and has accumulated deficit of $10,113 as of June 30, 2006. In addition, the Company had negative cash flow from operating activities amounting $65,155 during the year ended June 30, 2006. These factors raise substantial doubt about its ability to continue as a going concern.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Year Ended June 30, 2006

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations.

Management is continuing to explore sources of funding and attractive business transactions that will provide additional cash reserves and increased revenue streams. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair value of financial instruments

For certain of the Company's financial instruments, including cash and cash equivalents, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less.

Concentration of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company has limited experience but does not anticipate incurring any losses related to this credit risk.

Inventory

Inventory consists of real estate trust deeds and distressed property valued at the lower of cost or market.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Year Ended June 30, 2006

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 5-7 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

The estimated service lives of furniture and equipment are as follows:

Computer equipment	5 years
Office equipment	5 years
Furniture and fixtures	7 years

Impairment of long-lived assets

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations.   SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction.  SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company has no impairment issues to disclose.

Stock based compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. As of June 30, 2006, the Company had zero employee options outstanding.

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Year Ended June 30, 2006

Segment reporting

SFAS No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

Earning (loss) per share

The Company reports earning (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company has a net loss for the year ended June 30, 2006; therefore all common stock equivalents are anti-dilutive.

Revenue recognition

The Company recognizes revenues under the full accrual method of accounting when a  formal arrangement exists, title is transferred, no other significant obligations of the Company exist and the Company deems the receivables to be collectible. The company’s policy does not allow return and discount.

Recently issued accounting pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS No. 154 is not expected to have a material effect on the financial position or results of operations of the Company.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Year Ended June 30, 2006

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose ‘Amortization method’ or Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities:

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Year Ended June 30, 2006

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any, the adoption of this statement will have on the financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans−−an amendment of FASB Statements No. 87, 88, 106, and 132(R)". One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single−employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year−end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

Note 2 - Related Party Transactions

In January 2006, one of the Company’s officers and directors, Gerda Shupe, loaned $6,000 to the Company, which is due at February 16, 2007 and bears interest at a rate of 10%.

In February 2006, the Company agreed to issue 3,000,000 shares to Gerda Shupe, one of its officers and directors, in exchange for cash of $60,000.

Gerda Shupe and James Shupe have agreed to forgo salaries until the Company generates sufficient revenues to be able to compensate them for their services to the Company.

Gerda Shupe, one of the Company’s officers and directors, provides office space to the Company at no charge in her residence; this space is valued at $250 per month.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Year Ended June 30, 2006

Note 3 - Inventory

The inventory at June 30, 2006 consisted of the following:

Land parcel	$69,000

$69,000

Note 4 - Stockholders’ equity

The Company has authorized 55,000,000 shares of $.001 par value common stock. 50,000,000 shares have been authorized as common stock and 5,000,000 have been authorized as preferred stock.

During the year ended June 30, 2006, the Company issued 3,053,000 shares of common stock for $65,300.

As of June 30, 2006, the Company has 3,053,000 shares of common stock issued and outstanding.

Warrants

In connection with the private placement offering by the Company, 53,000 warrants were issued to shareholders purchasing in the Company’s initial private offering.

Below is a summary of the warrant activity:

	Warrants Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, June 30, 2005	-	-	$0.00
Granted	53,000	$0.15
Forfeited	-	-
Exercised	-	-
Outstanding, June 30, 2006	53,000	$0.15	$0.00

As of June 30, 2006, 53,000 of the warrants had vested. The warrants expire three years from the date of purchase. The value of the warrant of $0 was calculated using the Black-Scholes model using the following assumptions: Discount rate of 3.5%, volatility of 0% and expected term of three years.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Year Ended June 30, 2006

Note 5 - Income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at June 30, 2006 are as follows:

Deferred tax assets:
Federal net operating loss	$232
State net operating loss	40
Total deferred tax assets	272
Less valuation allowance	(272)
$-

At June 30, 2006, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $681 and $681, respectively. Federal NOLs could, if unused, expire in 2021. State NOLs, if unused, could expire in 2011.

The valuation allowance increased by $0 for the year ended June 30, 2006 The Company has provided a 100% valuation allowance on the deferred tax assets at June 30, 2006 to reduce such asset to zero, since there is no assurance that the Company will generate future taxable income to utilize such asset. Management will review this valuation allowance requirement periodically and make adjustments as warranted.

The reconciliation of the effective income tax rate to the federal statutory rate for the year ended June 30, 2006 is as follows:

Federal income tax rate	(34.0%)
State tax, net of federal benefit	(6.0%)
Increase in valuation allowance	40.0%

Effective income tax rate	0.0%

Note 6 - Commitments and contingencies

Leases

The Company’s executive, administrative and operating offices occupy approximately 100 square feet and are located at the personal residence of Gerda Shupe, the Company’s president. The Company estimates the value of this space at $250 per month.

The Company incurred rent expense of $0 for the year ended June 30, 2006.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Year Ended June 30, 2006

Note 7 - Concentration

100% of the Company’s revenue came from one customer during the year ended June 30, 2006.

Note 8 - Subsequent events

Consulting agreement with independent third parties

On August 15, 2006, the Company entered into an agreement with Pacific Coast Consulting to provide referral services to Tsevni Real Estate Group, Inc. The agreement has a term of five years. Fees will be predetermined per transaction.

Shares issued for cash

Subsequent to year end, the Company issued 588,500 shares and granted 588,500 warrants for $58,850. The warrants have exercise price of $.15 and expire in three years from the date of grant.

Tsevni Real Estate Group, Inc.
Financial Statements
For the Period Ended March 31, 2007
Unaudited

Contents

Page

Financial Statements:

Balance Sheet as of March 31, 2007-Unaudited	F-16

Statement of Operations for the Period ended March 31, 2007-Unaudited	F-17

Statement of Cash Flows for the Period ended March 31, 2007-Unaudited	F-18

Notes to Financial Statements for the Period ended March 31, 2007-Unaudited	F-19

TSEVNI REAL ESTATE GROUP, INC
BALANCE SHEET
As at MARCH 31,2007
(UNAUDITED)

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$2,390
Inventory	130,364
Total current assets	$132,754

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$23,747
Loan from related party	6,000
Total current liabilities	29,747

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, 5,000,000 shares authorized
none issued and outstanding	-
Common stock, $.001 par value, 50,000,000 shares authorized
3,641,500 shares issued and outstanding	3,641
Additional paid in capital	120,509
Accumulated earnings	(21,143)
Total stockholders' equity	103,007

Total liabilities and stockholders' equity	$132,754

The accompanying notes form an integral part of these financial statements.

TSEVNI REAL ESTATE GROUP, INC.
STATEMENT OF OPERATIONS
(UNAUDITED)

	For the three months ended		For the nine months ended
	March 31		March 31
	2007	2006	2007	2006

Net Revenue
Property Sales	$-	$57,000	$74,000	$57,000
Sale of Notes	-	-	103,254	-
Total net revenue	-	57,000	177,254	57,000

Cost of Revenue
Property	-	50,000	71,000	50,000
Notes	-	-	82,000	-
Total Cost of Revenue	-	50,000	153,000	50,000

Gross Profit	-	7,000	24,254	7,000

Operating expenses
General And Administrative Expenses	7,853	8,826	34,484	8,826

Loss from operations before income tax	(7,853)	(1,826)	(10,230)	(1,826)

Provision for income taxes	-		800

Net loss	(7,853)	(1,826)	(11,030)	(1,826)

Loss per share - Basic & diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares
Outstanding- Basic and diluted	3,641,500	1,966,667	3,571,750	645,985

The accompanying notes form an integral part of these financial statements.

TSEVNI REAL ESTATE GROUP, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended
	March 31
	2007	2006

Cash flows from operating activities:
Net loss	$(11,030)	$(1,826)

Adjustments to reconcile net loss to net cash
used in operating activities:
Inventory	(61,364)	(69,000)
Accounts payable and accrued expenses	9,789	7,724
Net cash provided by (used in) operating activities	(62,605)	(63,102)

Cash flows from financing activities:
Proceeds from loan from related party		4,000
Proceeds from issuance of shares	58,850	60,000
Net cash provided by financing activities	58,850	64,000

Net decrease in cash and cash equivalents	(3,755)	898

Cash and cash equivalents , beginning balance	6,145	-

Cash and cash equivalents , ending balance	$2,390	$898

Supplemental information for cash flow statement:

Interest paid	$100
Income tax paid	$800

The accompanying notes form an integral part of these financial statements.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Period Ended March 31, 2007

Note 1 - Organization and significant accounting policies

Organization and line of business

Tsevni Real Estate Group, Inc. (“Tsevni” or the “Company”) was incorporated in the State of Nevada on June 30, 2005.  The Company had minimal operations on June 30, 2005 and no assets or liabilities exist as of June 30, 2005.

The Company is in the business of buying and selling assets consisting of performing and non-performing notes or real estate loans and distressed properties purchased at discount rates.  The Company’s core objectives are to increase the value of loans in its holdings through purchases made from various commercial financial institutions, increase its cash flow, and acquire additional real estate properties.

The Company believes the commercial banking and lending industry is limited in its lending capabilities by the amount of its capital and its creditworthiness.  These entities must maintain a minimum reserve of funds and maintain a balance between capital and risk (specifically weighted assets and a specific loan ratio) as they are bound and governed by federal regulations.  The Company believes lending institutions are limited in the amount of non-performing assets that they can retain; falling below the regulations leave these entities to contend with the risk of unfavorable audits.  Historically, non-performing assets are often liquidated at a discounted rate.  Because the Company is not a lending business and is not confined by federal regulations that encumber banks and other lenders the Company believes it is free to pursue the non-performing assets discharged by banks and lending institutions.  The Company strives to form the types of relationships that will allow it to purchase valuable low-performing or non-performing assets and distressed real estate portfolios.

The Company intends to service low-performing and non-performing assets, notes and foreclosures for those purchasing portfolios from the Company, renegotiate principal balances, pursue deficiency judgments and collections, and/or donate the assets it obtains.  The Company will further manage the assets through title resolution. The Company believes it can create value by effectively managing these assets.  The Company does not offer loans or take title to the properties it handles.

The Company intends to generate revenues by locating quality investments in non-performing real estate loans and distressed properties and purchasing them in bulk; the Company believes this enables it to then sell at below-retail prices.  The Company expects that it will be able to lower the risk of investing by doing the research for pre-qualified professionals interested in real estate ventures who themselves do not have time to conduct the diligence required.  For the individual purchaser, the Company intends to then provide the opportunity to choose the personal level of risk and profit based on the specific opportunities and projects that it will be able to offer.  The Company hopes to also be able to provide security and high returns for larger scale purchasers by managing their portfolios on their behalf.

Going concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern.  The Company produced a net loss of $12,941during the Period ended March 31, 2007 and has accumulated deficit of $13,621 as of March 31, 2007.  In addition, the Company had positive cash flow from operating activities amounting $79,582 during the period ended March 2007.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Period Ended March 31, 2007

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations.

Management is continuing to explore sources of funding and attractive business transactions that will provide additional cash reserves and increased revenue streams. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair value of financial instruments

For certain of the Company's financial instruments, including cash and cash equivalents, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less.

Concentration of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit.  The Company has limited experience but does not anticipate incurring any losses related to this credit risk.

Inventory

Inventory consists of real estate trust deeds valued at the lower of cost or market.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 5-7 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Period Ended March 31, 2007

The estimated service lives of furniture and equipment are as follows:

Computer equipment	5 years
Office equipment	5 years
Furniture and fixtures	7 years

Impairment of long-lived assets

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations.   SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction.  SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company has no impairment issues to disclose.

Stock based compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.   As of June 30, 2006, the Company had zero employee options outstanding.

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Period Ended March 31, 2007

Segment reporting

SFAS No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

Earning (loss) per share

The Company reports earning (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company has a net loss for the year ended June 30, 2006; therefore all common stock equivalents are anti-dilutive.

Revenue recognition

The Company recognizes revenues under the full accrual method of accounting when a  formal arrangement exists, title is transferred, no other significant obligations of the Company exist and the Company deems the receivables to be collectible. The company’s policy does not allow return and discount.

Recently issued accounting pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS No. 154 is not expected to have a material effect on the financial position or results of operations of the Company.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Period Ended March 31, 2007

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another  derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.  SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose ‘Amortization method’ or Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities:

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any, the adoption of this statement will have on the financial statements.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Period Ended March 31, 2007

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans−−an amendment of FASB Statements No. 87, 88, 106, and 132(R)". One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single−employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year−end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

Note 2 – Related Party Transactions

In January 2006, one of the Company’s officers and directors, Gerda Shupe, loaned $6,000 to the Company, which is due at February 16, 2012 and bears interest at a rate of 10%.

In February 2006, the Company agreed to issue 3,000,000 shares to Gerda Shupe, one of its officers and directors, in exchange for cash of $60,000.

Gerda Shupe and James Shupe have agreed to forgo salaries until the Company generates sufficient revenues to be able to compensate them for their services to the Company.

Gerda Shupe, one of the Company’s officers and directors, provides office space to the Company at no charge in her residence; this space is valued at $250 per month.

Note 3 - Inventory

The inventory at March 31, 2007 consisted of the following:

Trust Deeds	$130,364

$130,364

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Period Ended March 31, 2007

Note 4 – Stockholders’ equity

The Company has authorized 55,000,000 shares of $.001 par value common stock. 50,000,000 shares have been authorized as common stock and 5,000,000 have been authorized as preferred stock.

During the period  ended March 31, 2007, the Company issued 7,415,000 shares of common stock for $74,150.

As of March 31, 2007, the Company has 10,468,000 shares of common stock issued and outstanding.

Warrants

Additional Disclosures

During the six months ended March 31, 2007, the Company issued 588,500 shares of common stock for $58,850.  along with warrants for 588,500 shares exercisable at .15 per share.  The fair market value of the warrants have been calculated as 0 based upon a Black Scholes calculation utilizing a discount rate of 3.5% and a volatility rate of 0.

During the nine months ended March 31, 2007, the Company issued 588,500 shares of common stock for $58,850.

Below is a summary of the warrant activity:

	Warrants Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, June 30, 2005	53,000	$0.15	$0.00
Granted	588,500	$0.15	0.00
Forfeited	-	-
Exercised	-	-
Outstanding, March 31,2007	641,500	$0.15	$0.00

As of March 31, 2007, 641,000 of the warrants had vested.  The warrants expire three years from the date of purchase. The value of the warrant of $0 was calculated using the Black-Scholes model using the following assumptions: Discount rate of 3.5%, volatility of 0% and expected term of three years.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Period Ended March 31, 2007

Note 5 - Income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at June 30, 2006 are as follows:

Deferred tax assets
Federal net operating	$232
State net operating loss loss	40
Total deferred tax assets	272
Less valuation allowance	(272)
$-

At March 31, 2007, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $681 and $681, respectively. Federal NOLs could, if unused, expire in 2021. State NOLs, if unused, could expire in 2011.

The valuation allowance increased by $0 for the Period ended June 30, 2006  The Company has provided a 100% valuation allowance on the deferred tax assets at September 30, 2006 to reduce such asset to zero, since there is no assurance that the Company will generate future taxable income to utilize such asset. Management will review this valuation allowance requirement periodically and make adjustments as warranted.

The reconciliation of the effective income tax rate to the federal statutory rate for the period  ended September 30, 2006 is as follows:

Federal income tax rate	(34.0%)
State tax, net of federal benefit	(6.0%)
Increase in valuation allowance	40.0%

Effective income tax rate	0.0%

Note 6 – Commitments and contingencies

Leases

The Company’s executive, administrative and operating offices occupy approximately 100 square feet and are located at the personal residence of Gerda Shupe, the Company’s president. The Company estimates the value of this space at $250 per month.

The Company incurred rent expense of $0 for the period ended December 31, 2006.

Tsevni Real Estate Group, Inc.
Notes to Financial Statements
For the Period Ended March 31, 2007

Note 7 – Concentration

100% of the Company’s revenue came from two customers during the period ended March 31, 2007

Note 8 – Subsequent events

Consulting agreement with independent third parties

On August 15, 2006, the Company entered into an agreement with Pacific Coast Consulting to provide referral services to Tsevni Real Estate Group, Inc. The agreement has a term of five years. Fees will be predetermined per transaction.

Shares issued for cash

Subsequent to Period end, the Company issued 588,500 shares and granted 588,500 warrants for $58,850. The warrants have exercise price of $.15 and expire in three years from the date of grant.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In September 2006 our Board of Directors appointed Kabani & Co., independent accountant, to audit our financial statements for the period from June 30, 2005, our date of formation, through June 30, 2006. Prior to our appointment of Kabani & Co. as our auditor, our financial statements had not been audited. Prior to engaging Kabani & Co., we had not consulted with them on the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements. There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by the law firm of Abrams Garfinkel Margolis Bergson, LLP, located in Newport Beach, California.

EXPERTS

Our financial statements for the period from June 30, 2005, our date of formation, through our fiscal year ended June 30, 2006, appearing in this prospectus which is part of a Registration Statement have been audited by Kabani & Co. and are included in reliance upon such reports given upon the authority of Kabani & Co. as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Eleven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$17.16
Transfer Agent Fees	Approximately	$675.00
Costs of Printing and Engraving	Approximately	$300.00
Legal Fees	Approximately	$15,000.00
Accounting Fees	Approximately	$10,000.00

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In February 2006, we agreed to issue 3,000,000 shares to Gerda Shupe, one of our officers and directors, in exchange for cash of $60,000, or $0.02 per share.

In September 2006, we issued 641,500 shares of our common stock to 28 investors for $0.10 per share. The shares were issued as a result of a private placement offering conducted from June through August 2006 of units; each unit consisted of (i) one (1) share of our $.001 par value common stock, and (ii) one (1) warrant to purchase a share of our common stock at $0.15 per share.   The certificates were issued in September 2006 after the offering closed.  We accounted for the funds received for units purchased before the year ended June 30, 2006 in our year end financial statements; the remaining $58,850 received for units purchased after the year end were booked during the period ending March 31, 2007

All the warrants sold in that offering expire three (3) years after the date of purchase. In June 2006, we sold 230,500 shares for $23,050; in July 2006, we sold 326,000 shares for $32,600; and in August 2006, we sold 85,000 shares for $8,500.  Accordingly, 230,500 of those warrants expire in June 2009; another 326,000 expire in July 2009; and the remaining 85,000 warrants expire in August 2009.  The Form D we filed on June 20, 2006 was for the initial units sold prior to that filing in the amount $5,000; we amended that Form D on August 21, 2006 to report the sales of $47,650; and our final amendment to our Form D filed on September 5, 2006 was to report the remaining sales.

There was no general solicitation used in this offering. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares. The gross proceeds to us were $64,150.

Exhibits

Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.

1.	Underwriting Agreement (not applicable)

3.1	Articles of Incorporation*

3.1.1	Amendment to Articles of Incorporation*

3.2	Bylaws*

4.	Unit Purchase Agreement including Warrant Agreement*

4.1	Specimen Stock Certificate

5.	Executed Opinion Re: Legality

8.	Opinion Re: Tax Matters (not applicable)

11.	Statement Re: Computation of Per Share Earnings**

23.1	Consent of Auditors

23.2	Consent of Counsel***

*	Included in Registration Statement filed on February 27, 2007
**	Included in Financial Statements
***	Included in Exhibit 5

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

ii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iii.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Anaheim, State of California, on August 2, 2007.

Tsevni Real Estate Group, Inc., a Nevada corporation

/s/ Gerda Shupe
Name: Principal Executive Officer,
Title: President, Treasurer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Gerda Shupe	August 2, 2007
Name: Gerda Shupe
Title: Chief Executive Officer, President, Treasurer, Director

/s/ James Shupe	August 2, 2007
Name: James Shupe
Title: Chief Financial Officer, Secretary, Director